SCHEDULE A

Amended and Restated Global Custody and Fund Accounting Agreement

Between

JPMorgan Trust I on behalf the JPMorgan SmartRetirement Funds,

JPMorgan Funds Management, Inc. and JPMorgan Chase Bank, N.A.

List of Funds Covered by the Agreement

June 21, 2014

JPMorgan Trust I

JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2025 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2035 Fund
JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund
JPMorgan SmartRetirement 2050 Fund JPMorgan SmartRetirement 2055 Fund

JPMORGAN TRUST I ON BEHALF OF THE FUNDS LISTED ABOVE

By:
Name:
Title:
JPMORGAN FUNDS MANAGEMENT, INC.

By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.

By:
Name:
Title: